UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                      August 15, 2005 (August 12, 2005)

O’Sullivan Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-31282	43-0923022
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Mansell Court East, Suite 100, Roswell, Georgia		30076
(Address of principal executive offices)		(ZIP Code)

Registrant’s telephone number, including area code (678) 939-0800

1900 Gulf Street, Lamar, Missouri 64759
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                Entry into a Material Definitive Agreement

         On August 15, 2005, O’Sullivan Industries, Inc. announced that it, its parent, O’Sullivan Industries Holdings, Inc., and its subsidiaries O’Sullivan Industries - Virginia, Inc. and O’Sullivan Furniture Factory Outlet, Inc. entered into a Forbearance Agreement on August 12, 2005 with controlling holders of its 10.63% senior secured notes due 2008. A copy of the press release is attached hereto as Exhibit 99. The Forbearance Agreement is attached hereto as Exhibit 10 and is incorporated by reference. O’Sullivan plans to use the forbearance period to continue its restructuring efforts and the initiatives that it has undertaken to improve its liquidity position and operations.

         Pursuant to the forbearance agreement, the Noteholders have agreed not to exercise any enforcement rights or remedies available to them under the senior secured notes indenture as a result of O’Sullivan’s non-payment of interest on the senior secured notes prior to the end of the grace period. If such exercise of enforcement were made, the indebtedness would become immediately due and payable. The forbearance agreement will expire on September 15, 2005, unless extended. With no binding obligation, the parties have agreed to continue to work together in good faith to consider further extensions of the forbearance period.

         The failure to pay the interest on the Senior Secured Notes within the grace period also constitutes an event of default under O’Sullivan’s $40 million working capital revolving line of credit agreement dated as of September 29, 2003 with General Electric Capital Corporation as Agent and a Lender. O’Sullivan is negotiating with GECC to amend the credit agreement to address these issues. To date, GECC has continued to make funds available under the credit agreement pending negotiation of an amendment.

Item 9.01                Financial Exhibits and Exhibits.

Exhibit 10	Forbearance Agreement dated August 12, 2005 by and among O’Sullivan Industries, Inc., O’Sullivan Industries Holdings, Inc., O’Sullivan Industries - Virginia, Inc., O’Sullivan Furniture Factory Outlet, Inc., GoldenTree Asset Management L.P., as investment advisor for certain Senior Secured Noteholders and Mast Credit Opportunities I, (Master) Ltd.

Exhibit 99	Press Release of O’Sullivan Industries Holdings, Inc. dated August 15, 2005, reporting O’Sullivan’s financial results for the fourth quarter of fiscal 2005.

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’SULLIVAN INDUSTRIES, INC.

Date: August 15, 2005	/s/ Robert S. Parker
Robert S. Parker President and Chief Executive Officer

Exhibit No.	Description

10	Forbearance Agreement dated August 12, 2005 by and among O’Sullivan Industries, Inc., O’Sullivan Industries Holdings, Inc., O’Sullivan Industries - Virginia, Inc., O’Sullivan Furniture Factory Outlet, Inc., GoldenTree Asset Management L.P., as investment advisor for certain Senior Secured Noteholders and Mast Credit Opportunities I, (Master) Ltd.

99	Press Release of O’Sullivan Industries Holdings, Inc. dated August 15, 2005, reporting O’Sullivan’s financial results for the fourth quarter of fiscal 2005.